UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

WRIGHT MEDICAL GROUP N.V.

(Exact Name of Registrant as Specified in its Charter)

The Netherlands	1-35065	98-0509600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200	None (Zip code)
1097 JB Amsterdam The Netherlands
(Address of principal executive offices)

(+31) 20 521-4777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Exchange and Subscription Agreements

On May 12, 2016, Wright Medical Group N.V. (the “Company”) entered into privately-negotiated agreements (the “Agreements”) with a limited number of investors who are both accredited investors (within the meaning of Rule 501 promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”)) and qualified institutional buyers (as defined in Rule 144A under the Securities Act) to issue $395 million aggregate principal amount of 2.25% Cash Convertible Senior Notes due 2021 (the “Notes”). The issuance of the Notes is expected to close on May 20, 2016, subject to customary closing conditions.

Pursuant to certain of the Agreements, a limited number of holders of Wright Medical Group Inc.’s existing 2.00% Cash Convertible Senior Notes due 2017 (the “2017 Notes”) and Wright Medical Group, Inc.’s existing 2.00% Cash Convertible Senior Notes due 2020 (the “2020 Notes” and, together with the 2017 Notes, the “Existing Notes”) agreed to exchange their Existing Notes for the Notes. For each $1,000 principal amount of 2017 Notes validly submitted for exchange pursuant to the Agreements, the Company agreed to deliver $1,035.40 principal amount of Notes and for each $1,000 principal amount of 2020 Notes validly submitted for exchange pursuant to the Agreements, the Company agreed to deliver $990.00 principal amount of Notes (subject, in each case, to rounding down to the nearest $1,000 principal amount of Notes, the difference being referred to as the rounded amount), and pay or cause to be paid an amount in cash equal to (a) the unpaid interest on the applicable Existing Notes and (b) the rounded amount, subject to the terms and conditions set forth in the Agreements.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of the Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Convertible Note Hedge and Warrant Transactions

On May 12, 2016, the Company entered into cash-settled convertible note hedge transactions with two counterparties, JPMorgan Chase Bank, National Association and Bank of America, N.A. (the “Option Counterparties”), which are expected generally to reduce the net cash payments that the Company may be required to make upon conversion of the Notes to the extent that such cash payments exceed the principal amount of converted Notes and the per share market price of the Company’s ordinary shares, par value €0.03 per share (the “Ordinary Shares”), as measured under the terms of the cash convertible note hedge transactions, is greater than the strike price of the cash convertible note hedge transactions, which is initially $21.36, corresponding to the initial conversion price of the Notes, and is subject to anti-dilution adjustments generally similar to those applicable to the conversion rate of the Notes.

On May 12, 2016, the Company also entered into warrant transactions with the Option Counterparties in which the Company agreed to sell the Option Counterparties warrants that are initially exercisable into an aggregate of 18,492,518 Ordinary Shares and subject to adjustment upon the occurrence of certain events. The strike price of the warrants will initially be $30.00 per Ordinary Share, which is approximately 69% above the last reported sale price of the Ordinary Shares on May 12, 2016, as reported on the NASDAQ Global Select Market. The warrants are exercisable over the 100 trading day period beginning on February 15, 2022. The warrant transactions will have a dilutive effect on the Ordinary Shares to the extent that the market price per Ordinary Share, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants.

The Company intends to pay approximately $99.8 million in aggregate to the Option Counterparties for the note hedge transactions, and receive approximately $54.6 million in aggregate from the Option Counterparties for the warrants, resulting in a net cost to the Company of $45.2 million.

Aside from the initial payment of a premium to the Option Counterparties of approximately $99.8 million and subject to the right of the Option Counterparties to terminate the convertible note hedge transactions in certain circumstances, the Company will not be required to make any cash payments to the Option Counterparties under the convertible note hedge transactions and will be entitled to receive from the Option Counterparties an amount of cash, generally equal to the amount by which the market price per Ordinary Share, as measured under the terms of the cash convertible note hedge transactions, is greater than the strike price of the cash convertible note hedge transactions during the relevant valuation period under the cash convertible note hedge transactions. The Company will not receive any additional proceeds if warrants are exercised.

The convertible note hedge transactions and the warrant transactions are each separate transactions, entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the convertible note hedge transactions or the warrant transactions.

The foregoing description of the convertible note hedge transactions and warrant transactions is qualified in its entirety by reference to call option transaction confirmations relating to the convertible note hedge transactions and the warrant confirmations relating to the warrant transactions with each of the two Option Counterparties, which will be filed as exhibits to a future filing by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, on May 12, 2016, the Company entered into warrant transactions with each of the Option Counterparties. Pursuant to the warrant transactions, the Company issued warrants to purchase an aggregate maximum amount of 36,985,036 Ordinary Shares with a strike price of $30.00 per share. The number of shares issuable upon exercise of the warrants and the strike price are subject to adjustment under certain circumstances described in the warrants confirmations. The Company offered and sold the warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Neither the warrants nor the underlying Ordinary Shares (issuable in the event the market price per Ordinary Shares exceeds the strike price of the warrants on the date the warrants are exercised) have been registered under the Securities Act. Neither the warrants nor such underlying Ordinary Shares may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01 Other Events.

On May 13, 2016, the Company issued a press release announcing the pricing of the Notes and entry into the convertible note hedge transactions and warrant transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Exchange/Subscription Agreement, dated as of May 12, 2016, between Wright Medical Group N.V. and Each Investor Party Thereto (filed herewith)

10.2	Form of Subscription Agreement, dated as of May 12, 2016, between Wright Medical Group N.V. and Each Investor Party Thereto (filed herewith)

99.1	Press Release dated May 13, 2016 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT MEDICAL GROUP N.V.

Dated: May 18, 2016	By:	/s/ Lance A. Berry
Lance A. Berry
Senior Vice President and Chief Financial Officer

WRIGHT MEDICAL GROUP N.V.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Form of Exchange/Subscription Agreement, dated May 12, 2016, between Wright Medical Group N.V. and Each Investor Party Thereto	Filed Herewith

10.2	Form of Subscription Agreement, dated May 12, 2016, between Wright Medical Group N.V. and Each Investor Party Thereto	Filed Herewith

99.1	Press Release dated May 13, 2016	Filed Herewith